Exhibit 10.1

ASSET PURCHASE AGREEMENT

between

EYEPAX IT CONSULTING LLC and LALITH CALDERA and SHIRDELLAH CALDERA

and

EYEPAX ACQUISITION CORPORATION dated as of

February 28, 2020

Effective as of December 31, 2019

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of February 28, 2020, is deemed to be effective as of September 30, 2019 (the “Effective Date”) and is entered into between EyepaxIT Consulting LLC, a California limited liability company (“Seller”), Lalith Caldera, an individual (“Lalith”) and Shirdellah Caldera, an individual (together with Lalith, the “Members”) and Eyepax Acquisition Corporation, a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, OMNIQ Corp., F/K/A Quest Solution, Inc. and Buyer wishes to purchase and assume from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein;

WHEREAS, the Buyer is a wholly-owned subsidiary of OMNIQ Corp., F/K/A Quest Solution, Inc., a Delaware corporation (“Parent”) and the Parent has agreed to make payment for the Purchased Assets on behalf of the Buyer and to make certain representations in connection with the issuance of certain equity consideration issuable hereunder;

WHEREAS, Member beneficially owns all of the membership interests in the Seller and it is in the best interest of the Shareholder for the Buyer to purchase the Purchased Assets from the Seller;

WHEREAS, Seller holds the necessary license,ownership rights and interests of the PERCS– Parking Enforcement and Revenue Control System, and is the owner of the source code to the improved, updated and enhanced PERCS application post October 1, 2018;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth on Section 1.01 of the disclosure schedules (“Disclosure Schedules”) attached hereto as Exhibit “A” (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.02 Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations set forth on Section 1.02 of the Disclosure Schedules and the Purchased Assets, attached hereto as Exhibit “B”, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”). Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (collectively, the “Excluded Liabilities”).

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Section 1.03 Purchase Price. The aggregate purchase price for the Purchased Assets shall be paid as follows:

(i) $100,000 shall be paid on the Closing, less $5,000 previously paid as an advance payment, (the “Initial Cash Payment”), accordingly the remaining balance to be paid on Closing is $95,000;

(ii) $25,000 per month for three months shall be paid on or before the last business day of the month beginning with the first month after the Closing, and a fourth payment of $20,000 until a total of $95,000 has been made (the “Initial Monthly Payments”);

(iii) beginning on the first month after closing, $5,000 per month shall be paid in ten (10) monthly installments (the “Subsequent Cash Payments”);

(iv) 80,000 shares of the Parent’s common stock in the name of the Seller (the “Purchase Shares”), [$400,000 shares of the common stock of the Parent being determined based on the average closing price of the Parent’s common stock on the OTCQB, stocks will be issued during 45 days from Closing];

(v) Options (the “Purchase Options”) to purchase 20,000 shares of the Parent’s common stock at an exercise price of $5.00 per share subject to adjustment as provide in the Purchase Option (the “Option Shares”). Option Shares will vest in equal quarterly periods. The Purchase Options will expire on February 28th, 2023.

(vi) The Initial Cash Payment, the Initial Monthly Payments, the Subsequent Cash Payments, the Purchase Shares, the Purchase Option are collectively the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Buyer shall cause the Parent to pay the Initial Cash Payment to the Seller at the Closing (as defined herein) in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.03 of the Disclosure Schedules, deliver to the Purchase Shares to the Seller or to a broker-dealer selected or identified by the Seller and deliver to the Seller the Purchase Option in a form attached hereto as Exhibit C.

Section 1.04 Employment Agreement. Within 90 days from Closing, Parent and Lalith Caldera will enter into an employment agreement (the “Employment Agreement”) pursuant to which Lalith Caldera will be paid an annual salary of $100,000, subject to the terms of the Employment Agreement.

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on February [*], 2020 or on such later date as mutually agreed upon by the parties hereto (the “Closing Date”) at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Effective Date. The effectiveness of this Agreement shall be conditional upon the approval of the Parent’s Board.

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Section 2.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in form and substance satisfactory to Buyer (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii) assignments in form and substance satisfactory to Buyer (the “Intellectual Property Assignments”) and duly executed by Seller, transferring all of Seller’s right, title and interest in and to the trademark registrations and applications, patents and patent applications, source code to Improved PERCS, copyright registrations and applications and domain name registrations included in the Purchased IP (as defined herein) to Buyer;

(iv) copies of all consents, approvals, waivers and authorizations referred to in Section 3.02 of the Disclosure Schedules;

(v) tax clearance certificates from the taxing authorities in the jurisdictions that impose taxes on Seller or where Seller has a duty to file tax returns in connection with the transactions contemplated by this Agreement and evidence of the payment in full or other satisfaction of any taxes owed by Seller in those jurisdictions;

(vi) a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder;

(vii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement;

(viii) a balance sheet setting forth the assets and liabilities of Seller as of February 25,2020, (the “Interring Balance Sheet Date”);

(ix) a lockup agreement in the form attached hereto as Exhibit D (the “Lockup Agreement”), pursuant to which the Seller agrees that the Seller (or any assignee of the Seller) may not sell any of the Purchase Shares and/or Warrant Shares for 12 months from the date of the Closing and for the period beginning 12 months from the Closing until 24 months from the Closing the Seller may not sell more than half the Purchase Shares and/or Warrant Shares and no more than 5% of the Purchase Shares and Warrant Shares in any 30 day period; and

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(b) At the Closing, Buyer shall deliver to Seller the following:

(i) The Initial Cash Payment Cash by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;

the Assignment and Assumption Agreement duly executed by Buyer; For purposes of this Agreement, the term “Transaction Documents” shall mean, collectively, this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, Intellectual Property AssignmentLockup Agreement and the other agreements, instruments and documents required to be delivered at the Closing; and

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller and Member jointly and severally represent and warrant to Buyer except as set forth on the Disclosure Schedule attached hereto, which exceptions shall be deemed to be part of the representations and warranties made hereunder that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III

“Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual knowledge of the Member and/or any officer of Seller, after due inquiry.

“Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP); (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

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Section 3.01 Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets makes such licensing or qualification necessary, except where the failure to be so licensed, qualified, or in good standing would not have a Material Adverse Effect. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller and/or the Member or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect; or (d) result in the creation or imposition of any Encumbrance that will not be paid in full on or prior to the Closing on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 [Deleted]

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Section 3.04 3.03 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement, from the Interim Balance Sheet Date until the date of this Agreement, Seller has operated the Business in the ordinary course of business in all material respects and there has not been, with respect to the Business, and other than in the ordinary course of business any:

(a) event, occurrence or development that has had a Material Adverse Effect;

(b) incurrence of any indebtedness for borrowed money in connection with the Business; except unsecured current obligations and liabilities incurred in the ordinary course of business;

(c) sale or other disposition of any of the Purchased Assets;

(d) cancellation of any debts or claims or amendment, termination or waiver of any rights constituting Purchased Assets, except in the ordinary course of business;

(e) imposition of any Encumbrance upon any of the Purchased Assets;

(f) increase in the compensation of any employees, other than as provided for in any written agreements or in the ordinary course of business;

(g) adoption, termination, amendment or modification of any employee benefit plan;

(h) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law; or

(i) any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.05 Material Contracts.

(a) Section 3.05(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Purchased Assets (collectively, the “Material Contracts”):

(i) All contracts requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than 180 days’ notice;

(ii) all contracts that relate to the sale of any of the Purchased Assets;

(iii) all contracts that relate to the acquisition of any business, a material amount of stock or assets of any other person or any real property (whether by merger, sale of stock, sale of assets or otherwise),;

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(iv) all contracts relating to indebtedness (including, without limitation, guarantees),;

(v) all contracts between or among the Seller on the one hand and any affiliate of Seller on the other hand;

(vi) all collective bargaining agreements or contracts with any labor organization, union or association.

(b) Seller is not in breach of, or default under, any Material Contract, except for such breaches or defaults that would not have a Material Adverse Effect.

Section 3.06 Assigned Contracts. Section 3.06 of the Disclosure Schedules includes each contract included in the Purchased Assets and being assigned to and assumed by Buyer (the “Assigned Contracts”). Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. To the Seller’s knowledge, no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been made available to Buyer. There are no disputes pending or threatened under any Assigned Contract. Neither the Seller nor the Member has received any notice or indication of the termination of any contract or purchase order.

Section 3.07 Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of any and all Encumbrances.

Section 3.08 Condition of Assets. The Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.09 Inventory. All Inventory included in the Purchased Assets consist of a quality and quantity usable and salable in the ordinary course of business.

Section 3.10 Intellectual Property.

(a) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) source code, copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

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(b) Section 3.10(b) of the Disclosure Schedules lists all the Intellectual Property included in the Purchased Assets (“Purchased IP”). Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 3.10(b) of the Disclosure Schedules, (i) all such Intellectual Property is valid, subsisting and in full force and effect; and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s ownership thereof. For all such registered Intellectual Property, Section 3.10(b) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located; (B) the application or registration number; and (C) the application or registration date.

(c) To Seller’s Knowledge, Seller’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.11 Permits. Section 3.11 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities included in the Purchased Assets (the “Transferred Permits”). The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.12 Compliance With Laws. Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets, except where the failure to be in compliance would not have a Material Adverse Effect.

Section 3.13 Legal Proceedings. Except as described in Section 3.13 of the Disclosure Schedule, there is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities, which if determined adversely to Seller would result in a Material Adverse Effect; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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Section 3.14 Employment Matters.

(a) Seller is not a party to, bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. There has not been, nor, to Seller’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of its employees.

(b) Seller is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to its employees, except to the extent non-compliance would not result in a Material Adverse Effect.

Section 3.15 Taxes.

(a) Except as would not have a Material Adverse Effect, Seller has filed (taking into account any valid extensions) all material tax returns required to be filed by Seller and has paid all taxes shown thereon as owing. Seller is not currently the beneficiary of any extension of time within which to file any material tax return other than extensions of time to file tax returns obtained in the ordinary course of business.

(b) Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.17 Investment Representations.

(a) Seller is acquiring the Purchase Shares, and Option Shares for its own account and not with a view to the distribution thereof in contravention of the Securities Act.

(b) In proceeding with the transactions contemplated hereby, Seller is not relying upon any representation or warranty of Buyer or Parent, or any of its officers, directors, employees, agents or representatives thereof, except the representations and warranties set forth herein and the statements contained in Parent’s filings with the SEC. Seller is satisfied that it has received adequate information with respect to all matters which it considers material to its decision to make this investment.

(c) Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring Purchase Shares, and Option Shares and understand the risks of, and other considerations relating to, its acquisition of the Purchase Shares.

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(d) the Purchaser understands that the Purchase Shares, and the Option Shares are restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that, the Company is under no obligation to register the Securities on behalf of the Subscriber or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws. and Purchaser further understands that a legend t will be placed on the Purchase Shares, Purchased Warrant and the Warrant Shares in substantially the following form:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Section 3.18 Full Disclosure. To the Knowledge of the Seller, no representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

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Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Sufficiency of Funds. Parent has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.04 Reserved.

Section 4.05 Reserved.

Section 4.06 SEC Filings. The Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the “SEC Documents”), except where such failure to file would not have a Material Adverse Effect on the Purchase Shares. True, correct, and complete copies of all SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Buyer and of the Parent, none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents. None of the Parent’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

Section 4.07 Reserved.

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Section 4.08 Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V

COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.02 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 5.03 Reserved.

Section 5.04 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is five (5) years from the Closing Date. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

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Section 6.02 Indemnification By Seller and Member. Subject to the other terms and conditions of this Article VI, Seller and the Member shall jointly and severally shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, and officers from and against any and all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, “Losses”), incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(c) Excluded Liability.

Section 6.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(c) any Assumed Assets or Assumed Liability.

Section 6.04 Certain Limitations. The party making a claim under this ARTICLE VI is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VI is referred to as the “Indemnifying Party”. The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations:

(a) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 6.02(a) or Section 6.03(a), as the case may be, shall not exceed $500,000.

(b) Payments by an Indemnifying Party pursuant to Section 6.02 or Section 6.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(c) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

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(d) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

Section 6.05 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.07 Reserved.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) Seller shall have received all consents, authorizations, orders and approvals from the governmental authorities and Buyer shall have received all consents, authorizations, orders and approvals from the governmental authorities, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

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Section 7.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Seller contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect.

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c) Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 2.02.

(d) Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied (the “Seller Closing Certificate”).

(e) Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

Section 7.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer contained in ARTICLE IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

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(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c) Buyer shall have delivered to Seller the Initial Cash Payment, duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 2.02.

(d) Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

ARTICLE VIII

TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Seller by , 2020 (the “Drop Dead Date”); or

(ii) any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by Seller by written notice to Buyer if:

(i) Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or

(ii) any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

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(d) by Buyer or Seller in the event that:

(i) there shall be any law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii) any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Agreement, and such governmental order shall have become final and non-appealable.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) as set forth in this ARTICLE VIII and ARTICLE IX hereof; and

(b) that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof or actual fraud.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller or Member:

with a copy to:

If to Buyer or Parent:

Quest Solution, Inc.

1865 West 2100 South Salt Lake City, UT 84119

Attn: Shai Lustgarten

Emil:

with a copy to:

Sichenzia Ross Ference LLP

1185 Avenue of Americas, 37th Floor

New York, NY 10036

Attention: Arthur Marcus, Esq.

amarcus@srf.com

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Section 9.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 9.05 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.07 No Third-party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.08 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

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Section 9.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 9.11 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the city of Manhattan and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.12 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.13 Opportunity to Consult with Counsel. Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation and execution of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he or she understands its meaning and legal consequences to each party. The Parties warrant and represent that they have had sufficient time to consider whether to enter into this Agreement and that they are relying solely on their own judgment and the advice of their own counsel in deciding to execute this Agreement. Each of the parties warrant and represent that they have read this Agreement in its entirety. If any or all parties this Agreement have chosen not to seek alternative counsel, said party or parties hereby acknowledge that he or they refrained from seeking alternative counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision. The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

Section 9.14 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EYEPAX IT CONSULTING LLC

By	/s/ Lalith Caldera
Name:	Lalith Caldera
Title:

EYEPAX ACQUISITION CORPORATION

By	/s/ Shai Lustgarten
Name:	Shai Lustgarten
Title:	President

Lalith Caldera, Individually

ACKNOWLEDGED AND AGREED

(with respect to Sections 1.03, 2.02(b)(i), (b)(ii) and (b)(iii), 4.03, 4.04 and 4.06):

OMNIQ CORP

By	/s/ Shai Lustgarten
Name:	Shai Lustgarten
Title:	CEO and President

Signature Page to Asset Purchase Agreement